Exhibit 99.1


     Notify Technology Reports Results for the Third Fiscal Quarter Ended
                                June 30, 2004

    SAN JOSE, Calif., Aug. 12 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC: NTFY) today announced financial results for the quarter ended June 30, 2004.

    Revenues for the three month period ended June 30, 2004 decreased to $946,000 from $2,321,000 reported for the comparable three month period of fiscal 2003. The Company's net loss for the three month period ended June 30, 2004 was $16,000 or a net loss per share of $0.00, compared to a net loss of $152,000, or a net loss per share of $0.03, reported for the corresponding period of fiscal 2003.

    A drop in the sales of the Visual Got Mail Solution Customer Premise Equipment (CPE) for voice messaging was responsible for the decrease in revenue in the third quarter of fiscal 2004 resulting from our primary customer changing from a giveaway program in June 2003 to a program that sold the CPE to new voice mail customers. The revenue from the service portion of the Visual Got Mail Solution was $413,000 in the three month period ended June 30, 2004 compared to $268,000 reported for the corresponding period of fiscal 2003. The revenue generated by the CPE portion of the Visual Got Mail Solution was $72,000 in the three month period ended June 30, 2004 compared to $1,939,000 reported for the corresponding period of fiscal 2003.

    The gross margin of 85.8% for the three month period ended June 30, 2004 increased significantly compared to 26.9% for the same period in the prior year. The increase of the margin in the three month period ended June 30, 2004 was largely due to the effect of a product mix change to a concentration of high margin service and wireless revenue from low margin CPE at a high volume. The 26.9% gross margin for the three month period ended June 30, 2003 was also negatively impacted by $116,000 in expense when Notify's hosting partner began charging a long distance connection fee for every status check from voice mail CPE. The issue was short-lived and did not exist in the three month period ended June 30, 2004. In addition, the Company experienced wireline patent royalty revenue of $100,000 in the three month period ended June 30, 2004 compared to $5,359 in the three month period ended June 30, 2004.

    Over the past year, the Company has focused a major portion of its research and development and sales on its NotifyLink enterprise wireless products and services. NotifyLink wireless product revenue, led by our Enterprise product, contributed 35% of the total revenue for the three month period ended June 30, 2004 compared to less than 1% in the same period in fiscal 2003. Just six months ago, the NotifyLink revenue contribution was 9% of total revenues for the three month period ended December 31, 2003.

    "We are pleased with the transition of our business from our legacy wireline devices and services to our new enterprise wireless software products. Our NotifyLink, enterprise wireless product family has continued to increase its contribution to our revenues over the last nine months and mitigated the negative impact on our cash flow of the loss of sales from our wireline business to date," said Paul DePond, Chief Executive Officer. "Our NotifyLink sales have significantly reduced our dependence on a single customer and have given the Company a high margin revenue stream contributing to the lower quarterly loses."


    About Notify Technology Corporation

    Founded in 1994, Notify Technology Corporation, is an innovative communications company offering wireline and wireless products and services. Notify's wireline solution provides consumer voice mail notification to customers of CLECs in multiple states. Notify's wireless solutions provide any size organization with notification, access, and management on a variety of wireless 2-way devices and networks. Notify sells its products directly and through wireline carriers and wireless carriers. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.


    Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to statements regarding the sales and service revenue on the Visual Got Mail Solution and the development of NotifyLink revenue. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, the continuance of certain customer voice mail programs, the decision of our single CPE customer whether to continue to provide local telephone services, market acceptance of certain products and the percentage contribution to revenue of NotifyLink, as well as other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.


     Contacts:

     At Notify Technology:

     Jerry Rice, Chief Financial Officer

     Phone: 408-777-7927

     jerry.rice@notifycorp.com



                        NOTIFY TECHNOLOGY CORPORATION

                      CONDENSED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                            Three-Month Periods      Nine-Month Periods
                              Ended June 30,            Ended June 30,
                            2004        2003          2004          2003

    Revenue:
     Product revenue      $408,475   $2,023,578  $ 1,085,433   $6,650,416
     Service revenue       437,364      292,424    1,326,001      846,054
     Royalty revenue       100,000        5,359      154,975       31,954
    Total revenue          945,839    2,321,361    2,566,409    7,528,424


    Cost of revenue:
     Product cost           77,504    1,517,966      421,760    5,050,836
     Service cost           56,963      180,048      158,306      929,019
    Total cost of
     revenue               134,467    1,698,014      580,066    5,979,855
    Gross profit           811,372      623,347    1,986,343    1,548,569

    Operating expenses:

     Research and
      development          216,356      246,574      691,418      722,325
     Sales and marketing   257,966      129,298      637,140      358,260
     General and
      administrative       352,932      359,189    1,103,276    1,171,175
    Total operating
     expenses              827,254      735,061    2,431,834    2,251,760

    Loss from
     operations           (15,882)    (111,714)    (445,491)    (703,191)

    Interest expense, net      501       39,829        9,939      116,641

    Net loss             $(16,383)  $ (151,543)  $ (455,430)  $ (819,832)

    Basic and diluted
     net loss per share    $(0.00)      $(0.03)      $(0.10)     $ (0.18)

    Weighted average
     shares outstanding  4,593,995    4,584,591    4,597,870    4,557,962


                          NOTIFY TECHNOLOGY CORPORATION
                             Condensed Balance Sheets

                                                   June 30,        Sep 30,
                                                     2004           2003
                                                  (unaudited)
    Assets:
    Current assets:
      Cash and cash equivalents                   $1,068,151       $556,805
      Restricted cash                                     --        436,000
      Accounts receivable, net                       503,669        528,927
      Other assets                                    48,039        101,406
    Total current assets                           1,619,859      1,623,138
      Property and equipment, net                    189,979        247,168
      Total assets                                $1,809,838     $1,870,306

    Liabilities and shareholders' equity (deficit)
    Current liabilities:
      Short term borrowings                              $--       $162,750
      Current portion of capital lease obligations    14,355         13,725
      Accounts payable                                50,654        108,948
      Accrued payroll and related liabilities        292,929        141,792
      Deferred revenue                             1,024,269        438,137
      Customer advances                              316,144        417,986
      Other accrued liabilities                      150,846        160,050
    Total current liabilities                      1,849,197      1,443,388
      Long-term capital lease obligations             20,348         31,195
    Total liabilities                              1,869,545      1,474,583
    Shareholders' equity (deficit):
      Preferred stock                                993,742        993,742
      Common stock                                     4,594          5,834
      Additional paid-in capital                  21,817,714     21,816,474
      Accumulated deficit                       (22,875,757)   (22,420,327)
    Total shareholders' equity (deficit)            (59,707)        395,723
      Total liabilities and shareholders'
       equity (deficit)                           $1,809,838     $1,870,306

SOURCE  Notify Technology Corporation
    -0-                             08/12/2004
    /CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology, +1-408-777-7927, or jerry.rice@notifycorp.com/
    /Web site:  http://www.notifycorp.com /
    (NTFY)

CO:  Notify Technology Corporation
ST:  California
IN:  CPR MLM OTC STW TLS
SU:  ERN